SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC   20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                        Comptek Research, Inc.
________________________________________________________________
          (Exact name of issuer as specified in its charter)


          New York                                16-0959023
__________________________                   _____________________
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


                 2732 Transit Road, Buffalo, New York
________________________________________________________________
               (Address of Principal Executive Offices)

                   1996 Employee Stock Purchase Plan
________________________________________________________________
                       (Full title of the plan)


                       Christopher A. Head, Esq.
             Executive Vice President and General Counsel
                        Comptek Research, Inc.
           2732 Transit Road, Buffalo, New York  14224-2523
_________________________________________________________________
                (Name and Address of Agent for Service)

                            (716) 677-4070
_________________________________________________________________
     (Telephone Number, Including Area Code, of Agent for Service)


                    CALCULATION OF REGISTRATION FEE
======================================================================
   Title of       Amount      Proposed       Proposed      Amount of
Securities to     to be        Maximum        Maximum    Registration
be Registered   Registered    Offering       Aggregate      Fee (2)
                                Price        Offering
                            Per Share (1)    Price (1)
_____________________________________________________________________
Common Stock,    250,000       $6.125       $1,531,250      $528.02
$.02 Par Value
=====================================================================

(1) The shares are to be offered at prices not presently determinable. The offering price is estimated solely for the purpose of calculating the registration fee (based on the average of the high and low prices reported on the American Stock Exchange on August 30, 1996).

(2)  The registration fee has been computed pursuant to Rule 457.

                                PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the instructions for Form S-8, the document containing the information specified in Items 1 and 2 of Part I of Form S-8 is not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement, but will be sent or given to employees as specified by Rule 428(b)(1).


                                PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

                The following documents filed by the Company with  the
          Commission   are   incorporated   by   reference   in   this
          Registration Statement:

                    (a) Annual Report on Form 10-K for the year ended March 31, 1996;

                     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 31, 1996; and

                    (c) Description of Capital Stock contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, dated July 1, 1987, including any amendments or reports filed for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein as a part hereof from the date of filing of such documents.

               Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.  Inapplicable.

Item 5. Interests of Named Experts and Counsel. Certain legal matters in connection with the Common Stock offered hereby have been passed upon by Christopher A. Head, Esq., 2732 Transit Road, Buffalo, New York 14224-2523. Mr. Head is Executive Vice President, General Counsel and Secretary of the Company. As of August 23, 1996, Mr. Head beneficially owned less then one percent of the Company's issued and outstanding Common stock. Additional information concerning his stock ownership and rights with respect to stock options is set forth in the Company's definitive Proxy Statement dated June 24, 1996.

Item 6.   Indemnification of Directors and Officers.

                Article IX of the Registrant's By-laws provides as follows:

                              ARTICLE IX

                            INDEMNIFICATION

                Every person who is or was a director, officer or employee of the corporation, or of any other corporation which he served as such at the request of the corporation, may in accordance with the second paragraph of this Article IX be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the corporation or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred, provided such person acted, in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or such other corporation, as the case may be, and, in addition in any criminal action or proceeding, had no reasonably cause to believe that his conduct was unlawful. As used in this Article IX, the terms "liability" and "expense" shall include, but shall not be limited to, court costs, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer or employee. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

                Expenses incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article IX may be advanced by the corporation prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article IX.

                The rights of indemnification provided in this Article IX shall be in addition to any other rights to which any such director, officer or employee may otherwise be entitled by contract, as a matter of law, by vote of the stockholders, or otherwise; and in the event of any such person's death, such rights shall extend to his heirs and legal representatives.

                 Paragraph   TENTH  of  Registrant's  Certificate   of
          Incorporation provides as follows:

                TENTH: No director shall be personally liable to the Corporation or any shareholder for damages for any breach of duty as a director, except for (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the New York Business Corporation Law, or (b) the liability of any director for any act or omission prior to the adoption of this paragraph TENTH. Any repeal or modification of this paragraph TENTH by the shareholders of the corporation shall not, unless otherwise required by law, adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the New York Business Corporation Law is amended after approval by the shareholders of this paragraph TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time.

                Section 722 of the New York Business Corporation Law (the "BCL") permits indemnification against judgments, fines and amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of legal actions or proceedings. Under Section 723 of the BCL, if a litigant is successful in the defense of such an action or proceeding, he or she is automatically entitled to indemnification. Otherwise, indemnification will depend upon whether or not the director or officer has lived up to an appropriate standard of conduct in the performance of his or her duties.

Item 7.   Exemption from Registration Claimed.  Inapplicable.

Item 8.   Exhibits.   The exhibits listed in the Exhibit  Index  below
          are filed as part of this Registration Statement.

Item 9.   Undertakings.

                    A.   The undersigned Registrant hereby undertakes:

                              (1)  To file, during any period in which
                    offers or sales are being made, a post-effective amendment to this Registration Statement:

                                        (i)  To include any prospectus
                         required   by   section   10(a)(3)   of   the
                         Securities Act of 1933;

                                          (ii)   To  reflect  in   the
                         Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                              (iii)     To include any
                              material information with respect to the
                              plan   of  distribution  not  previously
                              disclosed in this Registration Statement
                              or   any   material   change   to   such
                              information    in   this    Registration
                              Statement;

                                              Provided, however,  that
                         paragraphs (a)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                                (2)    That,   for  the   purpose   of
                    determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               (3)   To  remove  from registration  by
                    means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     B.   The undersigned Registrant hereby undertakes
               that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Buffalo, State of New York, on the 5th day of September, 1996.

                                   COMPTEK RESEARCH, INC.
                                   (Registrant)

                           By:  /S/John J. Sciuto
                                John J. Sciuto
                                President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                           Power of Attorney

Each  person, on so signing, also makes, constitutes and appoints John
J. Sciuto, President and Chief Executive Officer of the Company, his true and lawful attorney-in-fact to execute on such person's respective behalf all amendments to the Registration Statement.

Signature                     Title                         Date

                       President and
                       Chief Executive Officer
/S/John  J.  Sciuto    (principal executive officer)  September 5,1996
John J. Sciuto

                       Treasurer and Principal
                       Accounting Officer  and
/S/Laura L. Benedetti  Principal Financial Officer    September 5,1996
Laura L. Benedetti


/S/Joseph  A.  Alutto  Director                       September 5,1996
Joseph A. Alutto


/S/John  R.  Cummings  Director                       September 5,1996
John R. Cummings


/S/G. Wayne Hawk       Director                       September 5,1996
G. Wayne Hawk


/S/Patrick J. Martin   Director                       September 5,1996
Patrick J. Martin


/S/James D. Morgan     Director                       September 5,1996
James D. Morgan


/S/Henry P. Semmelhack Director                       September 5,1996
Henry P. Semmelhack

                             EXHIBIT INDEX


Exhibit No.                                  Description
___________         __________________________________________________

  4.1               Restated   Certificate  of   Incorporation.
                    Incorporated by reference in Exhibit 3.1 to Registrant's Form 10-K for the fiscal year ended March 31, 1996 (Commission file number 1-8502).
                    4.2 Restated By-laws. Incorporated by reference in Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1993 (Commission file number 1-8502).

  4.3               Incorporated by reference, Comptek Research,
                    Inc.,  Proxy Statement, dated and filed  on   June
                    24, 1996. Attached to the Proxy Statement is a copy of the "1996 Employee Stock Purchase Plan."

  5                 Opinion (including consent) of Christopher A.
                    Head, Esq., Executive Vice President and General Counsel of Registrant, as to the legality of the securities being registered.

  24                Consent of KPMG Peat Marwick LLP.

  24.1 Letter of KPMG Peat Marwick LLP with respect to interim financial statements.

  24.2              Consent of David Michael & Company, P.C.

  25 Power of Attorney is included in Part II of this Registration Statement.

August 21, 1996                                               Exhibit 5

Board of Directors
Comptek Research, Inc.
2732 Transit Road
Buffalo, NY 14224

        Re:  Registration of Shares on Form S-8

Dear Sirs:

I have acted as counsel to Comptek Research, Inc., a New York corporation (the "Company"), in connection with the registration of 250,000 shares of its common stock, $0.02 par value per share (the "Shares"), pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"). Such Shares are to be issued under the Company's 1996 Employee Stock Purchase Plan (the "Plan") adopted by the shareholders at the 1996 Annual Meeting.

Based upon my examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as I have deemed necessary and upon the laws as presently in effect, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued by the Company and will be fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus that constitutes a part of the Registration Statement.

Very truly yours,



/S/Christopher A. Head
Christopher A. Head
Executive Vice President
and General Counsel

                                                            Exhibit 24

                    CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Comptek Research, Inc.:

We consent to the incorporation by reference of our audit report dated May 14, 1996, on the consolidated financial statements of Comptek Research, Inc. and subsidiaries as of March 31, 1996 and 1995 and for each of the years in the three-year period then ended and our report on the related financial statement schedule dated May 14, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /S/KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP


Buffalo, New York
August 29, 1996

                                                          Exhibit 24.1

                 LETTER OF KPMG PEAT MARWICK, LLP WITH
                RESPECT TO INTERIM FINANCIAL STATEMENTS




Comptek Research, Inc.
Buffalo, New York

With respect to this registration statement, we acknowledge our awareness of the use herein of our report dated July 22, 1996 related to our review of interim financial information.

Pursuant to rule 436(c) under the Securities Act of 1933 (the Act), such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                            Very truly yours,



                                            /S/KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP


Buffalo, New York
August 29, 1996

                                                          Exhibit 24.2



                    CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Comptek Research, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in this Prospectus.



                                     /S/David Michael & Company, P.C.
                                     David Michael & Company, P.C.


New York, New York
August 29, 1996